                                                                    EXHIBIT b(i)

                              THE KOREA FUND, INC.





                             A MARYLAND CORPORATION









                                    RESTATED
                                     BY-LAWS



                              AS OF APRIL 15, 1993

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I - NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL                       1
         Section 1.1    Principal Offices                                           1
         Section 1.2    Seal                                                        1

ARTICLE II - STOCKHOLDERS                                                           2
         Section 2.1    Annual Meetings                                             2
         Section 2.2    Special Meetings                                            2
         Section 2.3    Notice of Meetings                                          3
         Section 2.4    Quorum                                                      3
         Section 2.5    Voting                                                      3
         Section 2.6    Stockholders Entitled to Vote                               4
         Section 2.7    Proxies                                                     4
         Section 2.8    Voting and Inspectors                                       5
         Section 2.9    Action without Meeting                                      5
         Section 2.10   New Business                                                5
         Section 2.11   Director Nominations                                        7

ARTICLE III - BOARD OF DIRECTORS                                                    9
         Section 3.1    Powers                                                      9
         Section 3.2    Power to Issue and Sell Stock                               9
         Section 3.3    Power to Declare Dividends                                  9
         Section 3.4    Number and Term                                            10
         Section 3.5    Election                                                   11
         Section 3.6    Vacancies and Newly Created Directorships                  11
         Section 3.7    Removal                                                    12
         Section 3.8    Annual and Regular Meetings                                12
         Section 3.9    Special Meetings                                           13
         Section 3.10   Waiver of Notice                                           13
         Section 3.11   Quorum and Voting                                          13
         Section 3.12   Action Without a Meeting                                   14
         Section 3.13   Compensation of Directors                                  14

ARTICLE IV - COMMITTEES                                                            14
         Section 4.1    Organization                                               14
         Section 4.2    Executive Committee                                        15
         Section 4.3    Other Committees                                           15
         Section 4.4    Proceedings and Quorum                                     15

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                                       ii
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                          TABLE OF CONTENTS (CONTINUED)

                                                                                 PAGE
ARTICLE V - OFFICERS                                                               15
         Section 5.1    General                                                    15
         Section 5.2    Election, Tenure and Qualifications                        16
         Section 5.3    Removal and Resignation                                    16
         Section 5.4    Chairman of the Board                                      16
         Section 5.5    Vice Chairman of the Board                                 17
         Section 5.6    President                                                  17
         Section 5.7    Vice President                                             17
         Section 5.8    Treasurer and Assistant Treasurers                         18
         Section 5.9    Secretary and Assistant Secretaries                        18
         Section 5.10   Subordinate Officers                                       19
         Section 5.11   Remuneration                                               19
         Section 5.12   Surety Bonds                                               19

ARTICLE VI - NET ASSET VALUE                                                       20
         Section 6.1    Valuation of Assets                                        20

ARTICLE VII - CAPITAL STOCK                                                        20
         Section 7.1    Certificates of Stock                                      20
         Section 7.2    Transfer of Shares                                         20
         Section 7.3    Stock Ledgers                                              21
         Section 7.4    Transfer Agents and Registrars                             21
         Section 7.5    Fixing of Record Date                                      21
         Section 7.6    Lost, Stolen or Destroyed Certificates                     21

ARTICLE VIII - FISCAL YEAR AND ACCOUNTANT                                          22
         Section 8.1    Fiscal Year                                                22
         Section 8.2    Accountant                                                 22

ARTICLE IX - CUSTODY OF SECURITIES                                                 23
         Section 9.1    Employment of a Custodian                                  23
         Section 9.2    Termination of Custodian Agreement                         23

ARTICLE X - INDEMNIFICATION AND INSURANCE                                          24
         Section 10.1   Indemnification of Officers, Directors, Employees and
                           Agents                                                  24
         Section 10.2   Insurance of Officers, Directors, Employees and Agents     25

ARTICLE XI - AMENDMENTS                                                            26
         Section 11.1   General                                                    26

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                                       iii

                                     BY-LAWS

                                       OF

                              THE KOREA FUND, INC.
                            (A MARYLAND CORPORATION)


                                    ARTICLE I
                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL

         Section 1.1. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine. [MGCL Section 2-108]

         Section 1.2. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the authorized officer of the corporation signing the document. [MGCL Section 1-304]


                                   ARTICLE II

                                  STOCKHOLDERS

         Section 2.1. Annual Meetings. An annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held the first Tuesday in October, if not a legal holiday, or if a legal holiday, then on the next succeeding day not a legal holiday unless the Board of Directors shall have selected another date in the month of October for holding said annual stockholders' meeting. The meeting will be held at such place within the United States as the Board of Directors shall select. The first annual stockholders' meeting shall be held in October 1985 unless otherwise determined by the Board of Directors. [MGCL Section 2-501]

         Section 2.2. Special Meetings. Special meetings of stockholders may be called at any time by the President, by a majority of the Board of Directors or by the Chairman of the Board, if any, and shall be held at such time and place as may be stated in the notice of the meeting.

         Special meetings of the stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting. [MGCL Section 2-502]

         Section 2.3. Notice of Meetings. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting. [MGCL Section 2-504]

         Section 2.4. Quorum. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. [MGCL SectionSection 2-506, 2-511]

         Section 2.5. Voting. At each stockholders' meeting, each stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of
Article VII hereof. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by law, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL Section 2-507]

         Section 2.6. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 7.5 of
Article VII hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be determined in accordance with the Maryland General Corporation Law. [MGCL Section 2-511]

         Section 2.7. Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.
[MGCL Section 2-507]

         Section 2.8. Voting and Inspectors. At any election of Directors, the Chairman of the meeting may appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

         Section 2.9. Action without Meeting. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting. [MGCL Section 2-505]

         Section 2.10. New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by or at the recommendation of a majority of the directors then in office or (b) by any stockholder of record at the time of giving of notice provided for in this Section who complies with the notice procedures set forth in this Section. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the meeting, as established pursuant to Section 2.1, regardless of any postponement, deferral, or adjournment of that meeting to a later date (provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth
(10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was given or the day on which such public disclosure was made). Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation's stock which are beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) by the stockholder; and (d) any material interest of the stockholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section. This Section shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         Section 2.11. Director Nominations. Nominations of candidates for elections as directors at any meeting of stockholders may be made (a) by or at the recommendation of a majority of the directors then in office or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors by the stockholders.

         Nominations, other than those made by or at the recommendation of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the meeting, as established pursuant to Section 2.1 or Section 2.2 of Article II hereof (depending on whether the meeting is an annual meeting or special meeting), regardless of any postponement, deferral, or adjournment of that meeting to a later date (provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was given or the day on which such public disclosure was made). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's stock which are beneficially owned (as defined in Rule 13d-3 under the 1934 Act) by such person on the date of such stockholder's notice, (iv) such person's written consent to being nominated and, if elected, to serving as a director, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, or is otherwise required, in such case pursuant to Regulation 14A under the 1934 Act and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation's stock which are beneficially owned (as defined in Rule 13d-3 under the 1934 Act) by such stockholder. At the request of the Board of Directors, any person nominated by or at the recommendation of the Board of Directors for election as a director shall promptly furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section. If the presiding officer determines that the nomination was made in accordance with the terms of this Section, he shall so declare at the meeting. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the meeting and the defective nomination shall be disregarded.

         Ballots bearing the names of all the persons who have been nominated for election as directors at a meeting in accordance with the procedures set forth in this Section shall be provided for use at the meeting.

         Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulation thereunder with respect to the matters set forth in this Section.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.1. Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws. [MGCL Section 2-401]

         Section 3.2. Power to Issue and Sell Stock. The Board of Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation's authorized shares to such persons as the Board of Directors shall deem advisable and such resolution shall fix the consideration or minimum consideration for which such shares are to be issued, or a formula or method pursuant to which such consideration is to be fixed and determined, and shall include a fair description of any consideration other than money and a statement of the actual value of such consideration as then determined by the Board of Directors or a statement that such consideration is or will be not less than a stated sum. [MGCL SectionSection 2-201, 2-203]

         Section 3.3. Power to Declare Dividends.

         (a) The Board of Directors, from time to time as they may deem advisable to the extent permitted by applicable law, may declare and pay dividends in cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests. [MGCL Section 2-309]

         (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than

                  (i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

                  (ii) the Corporation's net income so determined for the current or preceding fiscal year. [MGCL Section 2-309; ICA Section 19(a)]

         Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

         (c) Notwithstanding the above provisions of this Section 3.3, the Board of Directors may at any time declare and distribute pro rata among the stockholders a stock dividend out of the Corporation's authorized but unissued shares of stock to the extent permitted by applicable law, including any shares previously purchased by the Corporation, provided that such dividend shall not be distributed in shares of any class with respect to any shares of a different class. [MGCL Section 2-309(e)]

         Section 3.4. Number and Term. The Board of Directors shall consist of such number of Directors, not less than three nor more than ten, as may be specified by resolution adopted by at least the majority of the entire Board of Directors, provided that at least 40% of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940. The Directors shall be divided into three classes, and shall be designated as Class I, Class II, and Class III Directors, respectively. The Class I Directors shall originally consist of three Directors who shall be elected at the annual meeting of stockholders held in 1988 and shall serve for a term of office that expires at the annual meeting of stockholders to be held in 1989. The Class II Directors shall originally consist of three Directors who shall be elected at the annual meeting of stockholders held in 1988 and shall serve for a term of office that expires at the annual meeting of stockholders to be held in 1990. The Class III Directors shall originally consist of three Directors who shall be elected at the annual meeting of stockholders to be held in 1988 and shall serve for a term of office that expires at the annual meeting of stockholders to be held in 1991. After expiration of the terms of office specified for the Directors elected at such 1988 annual meeting, the Directors of each class shall serve for terms of three years, or, when filling a vacancy, for the unexpired portion of such term (or, if elected by the Directors, until the next annual meeting of stockholders) and until their successors are elected and have qualified. [MGCL Section 2-402, ICA Section 10(a)]

         Section 3.5. Election. At the first annual meeting of stockholders and at each annual meeting thereafter, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon. [MGCL Section 2-404]

         Section 3.6. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. [MGCL Section 2-407; ICA Section 16]

         Section 3.7. Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast for the election of Directors, remove any Director or Directors from office, with cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors. [MGCL Section 2-406]

         Section 3.8. Annual and Regular Meetings. The annual meeting of the Board of

Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided in Section 3.9 of this Article III for notice of special meetings, to each Director not present at the meeting at which such change was made. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. [MGCL Section 2-409]

         Section 3.9. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his residence or regular place of business at least three days before the day on which a special meeting is to be held or (2) delivered to him personally or transmitted to him by telegraph, cable or other communication leaving a visual record at least one day before the meeting. [MGCL Section 2-409(b)]

         Section 3.10. Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. [MGCL Section 2-409(c)]

         Section 3.11. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws, provided that no action shall be taken without the affirmative vote of 75% of the Directors, with respect to the following matters:

                  (i) a merger or consolidation of the Corporation with or into, or the sale of substantially all of the Corporation's assets to, any other company;

                  (ii) the dissolution of the Corporation;

                  (iii) the election of officers and the compensation of directors and officers; or

                  (iv) the declaration that an amendment to the Articles of Incorporation is advisable, if such amendment would cause any stock of the Corporation to be a "redeemable security" under the Investment Company Act of 1940. [MGCL Section 2-408]

         Section 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. [MGCL Section 2-408(c)]

         Section 3.13. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.


                                   ARTICLE IV

                                   COMMITTEES

         Section 4.1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, which shall consist of not less than two Directors. The Chairman of such committees shall be elected by the Board of Directors. Each member of a committee shall be a Director and shall hold office in accordance with the By-Laws. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the powers to declare a dividend, authorize the issuance of stock, recommend to stockholders any action requiring stockholders' approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. [MGCL Section 2-411]

         Section 4.2. Executive Committee. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The Chairman of the Board, if any, and the President shall be members of the Executive Committee.

         Section 4.3. Other Committees. The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

         Section 4.4. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.


                                    ARTICLE V

                                    OFFICERS

         Section 5.1. General. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 of this Article V. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board. [MGCL Section 2-412]

         Section 5.2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.10 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the same person may not concurrently hold the offices of President and Vice President. The Chairman of the Board, if any, shall be elected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director. [MGCL Section 2-413]

         Section 5.3. Removal and Resignation. Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [MGCL Section 2-413]

         Section 5.4. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of the Board of Directors. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 5.5. Vice Chairman of the Board. The Vice Chairman of the Board shall consult with the Chairman as to the policies of the Corporation and as to the agendas to be presented at the meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, he shall preside at meetings of the Board of Directors. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Chairman.

         Section 5.6. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 5.7. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 5.8. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

         Section 5.9. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

         Section 5.10. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 5.11. Remuneration. The salaries or other compensation of the officers of the

Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.10 of this Article V.

         Section 5.12. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands. [ICA Section 17(g)]


                                   ARTICLE VI

                                 NET ASSET VALUE

         Section 6.1. Valuation of Assets. The value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors. Such method shall be reduced to writing and maintained in the Corporation's permanent records.


                                   ARTICLE VII

                                  CAPITAL STOCK

         Section 7.1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal. [MGCL Sections 2-210, 2-212]

         Section 7.2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

         Section 7.3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation. [MGCL Section 2-209]

         Section 7.4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned.

         Section 7.5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within 90 days prior to the date on which the particular action requiring such determination will be taken; (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting. [MGCL Section 2-511]

         Section 7.6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. [MGCL Section 2-213]


                                  ARTICLE VIII

                           FISCAL YEAR AND ACCOUNTANT

         Section 8.1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 30th day of June.

         Section 8.2. Accountant.

         (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

         (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of the

Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

         (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons." [ICA Section 32(a)]


                                   ARTICLE IX

                              CUSTODY OF SECURITIES

         Section 9.1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act of 1940 and the rules of the U.S. Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration. [ICA Section 17(f)]

         Section 9.2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the

Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.


                                    ARTICLE X

                          INDEMNIFICATION AND INSURANCE

         Section 10.1. Indemnification of Officers, Directors, Employees and Agents. To the maximum extent permitted by the Investment Company Act of 1940, the Securities Act of 1933 (as such statutes are now or hereinafter in force) and by Maryland law in effect from time to time, the Corporation shall indemnify, and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director or officer of the Corporation or (ii) any individual who serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director or officer of such corporation or other enterprise or as a partner or trustee of such partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or
(ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Indemnification shall be made only as authorized for a specific proceeding upon (i) a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct for indemnification and (ii) such other authorizations and determinations as may be required by law to be made by (A) the Board of Directors of the Corporation by the vote of a majority of a quorum consisting of Directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act of 1940 nor parties to such proceeding or, if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of two or more such Directors who are duly designated to act in the matter by a majority vote of the full Board of Directors; or (B) independent legal counsel in a written opinion, which counsel shall be selected in accordance with such procedures as may be required by law, provided, however, that such counsel shall make only such determinations and authorizations as are permitted by law to be made by independent counsel; or (C) the stockholders of the Corporation acting in accordance with the Charter and By-Laws of the Corporation and applicable law.

         Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the By-Laws or Charter of the Corporation inconsistent with this Section, shall apply to or affect in any respect any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Section 10.2. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability. [MGCL Section 2-418(k)]

                                   ARTICLE XI

                                   AMENDMENTS

         Section 11.1. General. All By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. [MGCL Section 2-109(b)]